Exhibit 3.1

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ALLIANCE IMAGING, INC.

It is hereby certified that:

1.                                       The name of the corporation is Alliance Imaging, Inc. (the “Corporation”).

2.                                       The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended as follows:

Article I thereof is hereby amended to read in its entirety:

“                                                                                                                                                                                                                                          ARTICLE I

The name of the corporation is Alliance HealthCare Services, Inc. (the “Corporation”).”

3.                                      The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.                                       The effective date of the amendment herein certified shall be February 17, 2009.

Dated:  January 23, 2009

/s/ Eli H. Glovinsky
Name:	Eli H. Glovinsky
Title:	Secretary